
                           EXHIBIT 21

                  SUBSIDIARIES OF THE COMPANY

                                              Percentage
                           Jurisdiction of   Ownership of
   Subsidiary               Incorporation    Capital Stock
===========================================================
Worthy, Incorporated         Delaware          100%
  (formerly Word,
  Incorporated)

Nelson Direct Marketing
  Services, Inc.             Delaware          100%

Nelson Direct, Inc.          Texas             100%
  (formerly Word
  Direct, Inc.)

Nelson Direct
  Partners, LP               Texas             100%
  (formerly Word Direct
  Partners, LP)

Editorial Caribe, Inc.       Florida           100%

The C.R. Gibson Company      Delaware          100%

855763 Ontario Limited       Ontario, Canada   100%

C.R. Gibson Catalogue, Inc.  Delaware          100%

Nelson Media (U.K.) Limited  United Kingdom    100%
  (formerly NelsonWord, Ltd.)

Nelson Media (Canada)
  Limited                    British Columbia, 100%
  (formerly Word               Canada
  Communications Ltd.)

Elm Hill Press, Inc.         Tennessee         100%

PPC, Inc.                    North Carolina    100%


